Exhibit 10-26

AMENDMENT NO. 3 TO THE LOAN AND SECURITY AGREEMENT

DATED AS OF JANUARY 31, 2002

AMONG LASALLE BANK NATIONAL ASSOCIATION, AS A LENDER

AND AS AGENT FOR THE LENDERS, THE LENDERS

AND COBRA ELECTRONICS CORPORATION

THIS AMENDMENT NO. 3 (this “Amendment”) is made as of the 31st day of July, 2003 to the Loan and Security Agreement dated January 31, 2002 (as amended from time to time, the “Loan Agreement”); unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement among Cobra Electronics Corporation (“Borrower”), LaSalle Bank National Association as agent (“Agent”) for itself (in its individual capacity, “LaSalle”) and the other Lenders from time to time party thereto.

WHEREAS, Borrower has requested that Agent and Lenders amend and Agent and Lenders have agreed to do so subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:

1. Amendment. Borrower, Agent and Lenders agree to amend the Loan Agreement as follows:

(a) Section 14(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

Borrower’s Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; “Minimum Tangible Net Worth” being defined for purposes of this subsection as (i) $41,500,000 at all times from the date hereof through December 30, 2002 and (ii) thereafter, from the last day of each Fiscal Year of Borrower through the day prior to the last day of each immediately succeeding Fiscal Year of Borrower, the Minimum Tangible Net Worth during the immediately preceding period plus ninety percent (90%) of Borrower’s net income (but without reduction for any net loss) for the Fiscal Year ending on the first day of the current period as reflected on Borrower’s audited year end financial statement; and “Tangible Net Worth” being defined for purposes of this subsection as Borrower’s consolidated shareholders’ equity (including retained earnings) less the book value of all intangible assets (which shall consist of goodwill, intellectual property, prepaid expenses, equity in foreign subsidiaries and deferred taxes) the amount of any debt subordinated to Agent and Lenders, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statements dated December 31, 2001 except as set forth herein. In no event shall (i) the amount of Borrower’s investment in Horizon Navigation, Inc. and (ii) the capitalized development costs associated with GPS product developments be deemed intangible assets for the purposes of this calculation.

2. Representations and Warranties of Borrower. Borrower represents and warrants that, as of the date hereof:

(a) Borrower has the right and power and is duly authorized to enter into this Amendment and all other agreements executed in connection herewith;

(b) After giving effect to this Amendment, no Event of Default or an event or condition which upon notice, lapse of time or both will constitute an Event of Default has occurred and is continuing;

(c) The execution, delivery and performance by Borrower of this Amendment and the other agreements to which Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Certificate of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which Borrower is a party, or which purports to be binding on Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of Borrower’s properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which Borrower is a party or which purports to be binding on Borrower or any of its properties;

(d) No consent, license, registration or approval of any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by Borrower in connection herewith;

(e) This Amendment and the other agreements executed by Borrower in connection herewith have been duly executed and delivered by Borrower and are enforceable against Borrower in accordance with their terms; and

(f) All information, reports and other papers and data heretofore furnished to Agent by Borrower in connection with this Amendment, the Loan Agreement and Other Agreements are accurate and correct in all material respects and complete insofar as may be necessary to give Agent true and accurate knowledge of the subject matter thereof. Borrower has disclosed to Agent every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the Other Agreements. None of the information furnished to Agent by or on behalf of Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

3. Conditions Precedent. The amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment upon the occurrence of the following:

(a) execution of the Amendment by all parties hereto;

(b) the receipt by Agent of a $20,000 amendment fee.

4. Fees and Expenses. Borrower agrees to pay all legal fees and other expenses, whether for in-house or outside counsel, incurred by Agent in connection with this Agreement and the transactions contemplated hereby.

5. Loan Agreement Remains in Force. Except as specifically amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Agreement shall not be a waiver of any rights or remedies which Agent or Lenders have provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

6. Additional Documents. Upon the request of Agent, Borrower will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as Agent from time to time may reasonably request of Borrower for accomplishing the transaction referred to herein.

7. No Novation. This Amendment and all other agreements executed by Borrower on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Liabilities of Borrower to Lenders.

8. Entire Agreement. This Amendment and the other documents it refers to comprise the entire agreement relating to the subject matter they cover and supersede any and all prior written or oral agreements among Agent, Lenders and Borrower relating thereto.

9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Except as expressly provided for herein, the terms and conditions of the Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this Amendment to be duly executed by their proper duly authorized officers of the day and year first set forth above.

LASALLE BANK NATIONAL ASSOCIATION, as Agent and as a Lender

By	/S/ STEVEN MARKS
Its	Vice President

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as a Lender

By	/S/ JOHN WEBER
Its	Senior Vice President

US BANK, NATIONAL ASSOCIATION, successor by merger to Firstar Bank, N.A., as a Lender

By	/S/ TIMOTHY FOSSA
Its	Vice President

COBRA ELECTRONICS CORPORATION

By	/S/ MICHAEL SMITH
Its	Senior Vice President and CFO

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